Exhibit 99.3

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the 16th of April, 2007, by and between Wells Real Estate Advisory Services, Inc., a Georgia corporation (the “Company”), and Wells Real Estate Funds, Inc., a Georgia corporation (“Service Provider”).

RECITALS:

WHEREAS, Wells Real Estate Investment Trust, Inc. (together with its subsidiaries, the “REIT”), WRT Acquisition Company, LLC (“REIT Sub”), WGS Acquisition Company, LLC, Wells Real Estate Funds, Inc., Wells Capital, Inc., Wells Management Company, Inc., Wells Government Services, Inc. and Wells Advisory Services I, LLC, the sole shareholder of the Company (“Parent”) have entered into that certain Agreement and Plan of Merger, dated as of the 2nd day of February, 2007 (the “Merger Agreement”) pursuant to which, inter alia, the Company will be merged with and in to REIT Sub (the “Internalization”);

WHEREAS, Service Provider and certain of its affiliates have, prior to the consummation of the transactions contemplated by the Merger Agreement provided certain services to the REIT and the Company;

WHEREAS, the parties have agreed that after the consummation of the transactions contemplated in the Merger Agreement, Service Provider will continue to provide the services described and set forth on Exhibit A attached hereto and made a part hereof (collectively, the “Services”) all on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the compensation to be paid by the Company to Service Provider as herein provided, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Performance of Services. Service Provider shall, subject to the terms and provisions of this Agreement, provide the Services to the REIT. Service Provider agrees that all Services shall be provided in the manner and at a relative level of service consistent in all material respects with (i) that provided to the REIT prior to the date of this Agreement and (ii) that provided by Service Provider to its affiliates or to other third parties. In providing the Services, the Service Provider, as it deems necessary or appropriate in its reasonable discretion, may use its personnel and/or employ the services of third parties to the extent such third-party services are reasonably necessary for the efficient performance of any of the Services (provided, that the costs and expenses of any third parties employed by Service Provider in the ordinary course of fulfilling its obligations under this Agreement (except as provided in Section 20 with respect to additional Services and Sections 3(c), 3(f) and 5(c) in connection with the termination of this Agreement) shall be paid by Service Provider and that such third parties agree to be bound by the confidentiality provisions of this Agreement).

2. Term. The initial term of this Agreement shall commence as of the date hereof, and, unless terminated earlier as provided in Section 3 below, shall continue for the lesser of one year or the period ending ninety (90) days after the listing of the shares of common stock of the Company on a national securities exchange or over the counter market (the “Initial Term”) and shall be renewable at the option of the REIT for an additional one (1) year period (the “First Renewal Term”) and shall be automatically renewed thereafter for successive one hundred and eighty (180) day periods (each a “Subsequent Renewal Term”) unless either party provides notice of termination of the Agreement at least sixty (60) days prior to the expiration of the First Renewal Term or any Subsequent Renewal Term, as the case may be.

3. Termination.

(a) This agreement shall terminate in accordance with Section 2 but may be terminated earlier:

(i) upon the mutual written agreement of the parties;

(ii) by the Company for cause (i.e., a material default by Service Provider hereunder) upon thirty (30) days prior written notice to Service Provider; provided, however, that prior to exercising its rights under this Section 3(a)(iii), the Company shall provide written notice to Service Provider of the alleged default, including a reasonable description of such default, and Service Provider shall have ten (10) days after receipt of such notice to cure the default to the Company’s reasonable satisfaction. The Company shall, as full compensation to which Service Provider be entitled, promptly make payment to Service Provider as provided in Section 5 below for the Services performed prior to the effective date of termination in compliance with the terms of this Agreement;

(iii) by Service Provider, as to all of this Agreement or with respect to the applicable Service or Services if the Company fails, in the absence of a bona fide dispute with respect to such payment, to make payment for Services within thirty (30) days after the relevant due date; provided however, that the Company may cure such breach by making payment within ten (10) days of the Company’s receipt of written notice that it failed to make such payment when due.

(b) After the Initial Term, Service Provider may terminate this Agreement with respect to any Service upon one-hundred and twenty (120) days written notice to the Company if Service Provider is no longer providing such Services to itself or any of its affiliates.

(c) The Company may, from time to time, upon at least thirty (30) days prior written notice, specify any Services it no longer requires (such notice a “Partial Termination Notice” and such Services “Terminated Services”). Service Provider shall discontinue the Terminated Services as of the effective date specified in the Partial Termination Notice (the “Termination Effective Date”). Service Provider will reasonably cooperate with the Company during the period from the date of the Partial Termination Notice to the Termination Effective Date specified in the Partial Termination Notice in the transition of such Services to the Company or its third party provider. The Company shall, as full compensation to which Service Provider is entitled, promptly make payment to Service Provider as provided in Section 5 below for the Terminated Services performed in compliance with the terms of this Section 3(b) and for reasonable additional costs incurred to transfer such Services to the Company or its third party provider and any training and support services provided pursuant to Section 3(f). In the event that, after a Termination Effective Date, Service Provider is no longer providing any services to the Company, this Agreement shall terminate.

(d) The Company may upon at least ten (10) days prior written notice, specify any Services that would cause the Company or Service Provider to (i) violate any applicable law or the rules of any regulatory body with jurisdiction or (ii) would subject the Company or Service Provider to liability or material damages in civil litigation. Service Provider shall discontinue such Services promptly after receipt of such notice.

(e) The termination of this Agreement shall be without prejudice to any rights and obligations of the parties that have vested prior to the effective date of such termination, including without limitation, the right to receive payment for Services provided prior to termination.

(f) In connection with the termination of this Agreement, either (i) by reason of the non-renewal of the Initial Term, the First Renewal Term or any Subsequent Renewal Term or (ii) pursuant to the provisions of this Section 3, Service Provider shall use commercially reasonable efforts to accomplish an orderly transition of the Services to the Company or a third party service provider designated by the Company without material interruption of the Services and shall cooperate with the Company in effectuating such transition both prior to and for a reasonable period of time after such termination. In connection with such transition, Service Provider shall transfer to the Company or a designated third party provider all information, files, records, data, plans and recorded knowledge (whether in hard copy or electronic form) relating to the Company or REIT in Service Provider’s possession. The Company shall reimburse Service Provider any reasonable additional costs incurred by Service Provider to transfer such services to the Company or its third party provider. If requested by the Company, Service Provider shall provide training and support services related to the Services to Company personnel at the rates provided on Exhibit B for a period of up to sixty (60) days after the termination of such Services.

(g) If the Company has requested that Service Provider violate any applicable law or regulation in connection with the performance of any of the Services, the Service Provider shall not be required to comply with such request and shall notify the Company and the parties shall use reasonable efforts to modify such request such that it does not result in any such violation.

4. Independent Contractor. Service Provider’s status shall be that of an independent contractor, and not that of an agent or employee of the Company. Service Provider shall not hold itself out as an employee or agent of the Company.

5. Payment.

(a) The Company shall pay Service Provider for the Services at the rates specified on Exhibit A attached hereto, as supplemented and amended from time to time in accordance with Section 5(b) and (c). Service Provider shall invoice the Company monthly for any Services performed during the immediately preceding calendar month. Payment shall be due 30 days after the date of the Company’s receipt of the same and shall be as provided in Exhibit A attached hereto. Service Provider represents and warrants to Company that the rates set forth on Exhibit A (i) do not exceed Service Provider’s good faith estimate of its actual cost of providing the Services set forth on Exhibit A and (ii) do not exceed the rates that could reasonably be expected to be charged by a third party service provider with comparable experience for such Services at a comparable level of service and quality.

(b) During the First Renewal Term, the Company shall pay Service Provider for the Services at 105% of the rates specified on Exhibit A attached hereto; provided, however, that if the First Renewal Term commences prior to January 1, 2008, the rates specified on Exhibit A hereto will not increase until January 1, 2008. One Hundred Twenty (120) days before the expiration of the First Renewal Term and sixty (60) days before the expiration of any Subsequent Renewal Term, Service Provider shall submit to the Company a revised Exhibit A to reflect rate adjustments for the upcoming Subsequent Renewal Term, which rate adjustments shall not result in rates that exceed 130% of the then current rate and shall be subject to the reasonable approval of the Company; provided, however, that if the rate adjustments are not agreed to by the Company, then the Agreement shall terminate at the end of the First Renewal Term or any Subsequent Renewal Term, as applicable. Such revised Exhibit A shall become effective as of the first day of such Subsequent Renewal Term.

(c) In addition to the fees described in Section 5(a) and (b), the Company shall promptly pay or reimburse Service Provider for any out-of-pocket expenses (such as travel, meals and lodging) and reasonable third party costs incurred in good faith associated with, or related to, the termination of Services or transfer of such Services provided by Service Provider hereunder.

(d) In the event of a Partial Termination Notice, the rates to be paid by the Company for the Services shall be reduced to reflect the reduction in the Services to be provided hereunder.

6. Confidentiality. During the term of this Agreement, the parties may communicate to each other certain confidential information to enable Service Provider to perform the services hereunder, or Service Provider may develop confidential information for Company. Each party agrees (i) to treat, and to cause its employees, agents, subcontractors and representatives, if any, to treat as secret and confidential, all such information, (ii) to transmit such confidential information only to those of its employees, agents, subcontractors and representatives, if any, which such party determines needs to know such information to enable Service Provider to perform the services hereunder, and (iii) except as necessary in the performance of the Services, not to disclose any such confidential information or make available any reports, recommendations or conclusions which Service Provider may make for the Company to any person, firm or corporation without first obtaining the Company’s written approval. Service Provider further agrees that except as required to perform the Services, Service Provider and its affiliates (and their respective employees, agents, subcontractors and representatives) shall not directly or indirectly permit any other entity to use for its own benefit or the benefit of any other entity any confidential information of the Company or REIT. The parties further agree to take such steps to protect and maintain the security and confidentiality of the confidential information on a no less stringent basis as each would in the case of its own confidential business information. The foregoing shall not prohibit or restrict any party from disclosing any information: (a) any disclosure of which is necessary to comply with any applicable laws, including, without limitation, federal or state securities laws, or any exchange listing or similar rules and regulations; (b) the disclosure of which is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction; (c) such information is now, or hereafter is made, generally available to the public other than by disclosure in violation of this Agreement; (d) such information was disclosed to the disclosing party by a third party that the disclosing party, in good faith, believes was not bound by an obligation of confidentiality; or (vi) the parties hereto consent to the form and content of any such disclosure. If any party learns that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, such party shall (1) give prompt notice to the other party prior to making such disclosure and allow such other party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information, (2) reasonably cooperate with such other party in its efforts to prevent, or obtain a protective order for, such disclosure, and (3) disclose the minimum amount of information required to be disclosed.

7. Notices. Any notices, demands and other communications to be delivered hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered, if personally delivered, or (b) one business day after delivery to a nationally recognized, overnight courier service guaranteeing next day delivery, delivery charges prefixed, if given by such service, and addressed as follows:

(i) If to Service Provider:

Wells Real Estate Funds, Inc.

6200 The Corners Pkwy

Norcross, GA 30092-3365

phone: 770-243-8124

fax: 770-243-8286

Attention: Doug Williams

with a separate copy to:

Wells Real Estate Funds, Inc.

6200 The Corners Pkwy

Norcross, GA 30092-3365

phone: 770-243-8356

fax: 770-243-8356

Attention: Kirk Montgomery

and (ii) if to the Company:

Wells Real Estate Advisory Services, Inc.

6200 The Corners Pkwy

Norcross, GA 30092-3365

phone: 770-243-4503

fax: 770-243-8540

Attention: Don Miller

with a separate copy to:

Holland & Knight

One Atlantic Center Suite 2000

1201 West Peachtree St. N.E.

Atlanta, GA 30309

phone: 404-898-8151

fax: 404-881-0470

Attention: Don Kennicott

Either party may change the addresses set forth for it herein upon written notice thereof to the other.

8. Assignment. Except as otherwise provided in this Agreement, neither the Company nor Service Provider shall assign, subcontract or delegate all of any part of its rights or obligations hereunder without the other party’s prior approval (which shall not be unreasonably withheld or delayed), and any attempt to do so shall be null and void except that Service Provider may assign this Agreement to any affiliate of Service Provider (provided that any such assignment shall not release Service Provider from its obligations hereunder) and (ii) Company may assign this Agreement to any subsidiary of REIT (provided that any such assignment shall not release Company from its obligations hereunder).

9. Binding Effect. Subject to the provisions of Section 8 above, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

10. Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

11. Headings. The Article and Section headings used herein are for reference and convenience only and shall not limit or control any term or provision of this Agreement or the interpretation or construction thereof.

12. Force Majeure. No liability shall result from the delay or nonperformance of Services caused by circumstances beyond the control of the Service Provider, including without limitation Act of God, fire, flood, snowstorm, war, acts of terrorism, government action, riot, civil disturbance or accident (“Force Majeure”). During periods of Force Majeure, Services so affected by such Force Majeure may be suspended without liability, but this Agreement shall remain otherwise unaffected. Timely notice of Force Majeure and its expected duration shall be given by the affected party to the other, and the party whose performance is affected by a Force Majeure event will use commercially reasonable efforts to avoid, remove or minimize the impact of such event on the performance of its obligations at the required level at the earliest possible date.

13. Applicable Law. This Agreement shall be entered into and construed in accordance with the internal laws of the State of Georgia.

14. Schedules, Attachments, Exhibits. All schedules, attachments and exhibits, if any, referred to in or attached to this Agreement are and shall be deemed to be an integral part of this Agreement as if fully set forth herein.

15. Entire Agreement; Amendment. This Agreement, together with the schedules, attachments and exhibits referred to herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior and contemporaneous proposals, agreements, memoranda, understandings, negotiations and discussions, whether written or oral, of the parties in connection with the subject matter hereof. No change, amendment or modification of this Agreement shall be binding or enforceable unless in writing and executed by the party to be bound thereby.

16. Survival. The obligations of the Company and Service Provider under Sections 3, 5, 6, 7, 8, 9, 10, 11, 13, 16, 17, 19 and 21 hereof shall survive the expiration or other termination of this Agreement.

17. Severability. The various terms, provisions and covenants herein contained shall be deemed to be separate and severable, and the invalidity or unenforceability of any of them shall in no manner affect or impair the validity or enforceability of the remainder hereof.

18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be treated as an original but which, when taken together, shall constitute one and the same instrument. A signed facsimile copy of this Agreement shall constitute an original for all purposes.

19. Limitation of Liability; Indemnification.

(a) Service Provider shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys’ fees), fines and penalties, arising out of or relating to any actual or alleged injury, loss or damage of any nature whatsoever

(“Losses”) relating to its providing the Services to the Company, except to the extent such Losses are a result from the gross negligence or reckless or willful misconduct of Service Provider or a material breach of this Agreement by Service Provider.

(b) The Company shall indemnify, defend and hold Service Provider harmless against any and all Losses arising out of or relating to claims by third parties arising out of or relating to the providing of Services by such Service Provider except to the extent such Losses are the result of gross negligence or reckless or willful misconduct of the personnel of the Service Provider or a material breach of this Agreement by Service Provider.

20. Additional Services. The Company may ask Service Provider to perform additional Services (e.g., software customizations or developments, software or hardware upgrades, etc.) by providing the Service Provider with a written work request (“Work Request”). Each Work Request shall describe the requested services to be completed and if applicable, the requested date of completion. All Work Requests are subject to written acceptance by Service Provider. Unless otherwise agreed by the parties, Services performed under Work Requests will be charged at the rates and on such other terms and conditions to be mutually agreed to by the parties and detailed in the Work Request.

21. Arbitration. Arbitration shall be the exclusive manner for resolving disputes among the parties arising in connection with this Agreement and such matters shall be finally settled by arbitration in Atlanta, Georgia under the then-effective Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the arbitrators shall be final and binding on the parties and not subject to further appeal and judgment and the award rendered by the arbitrators may be entered in any court having jurisdiction. Such arbitration shall be initiated by written notice by either the Company or Service Provider (the “Claimant”) to the other party, which notice shall identify the Claimant’s selected arbitrator. The party receiving such notice (the “Respondent”) shall identify its arbitrator within ten (10) business days of its receipt of the notice. Within ten (10) business days of their appointments, Claimant’s arbitrator and Respondent’s arbitrator will select a third arbitrator. Each of the arbitrators shall be neutral. In the event that they are unable to do so, either party may request the American Arbitration Association to appoint the third arbitrator. The arbitrators shall have the authority to award any remedy or relief that a court in Georgia, applying the applicable governing law, could order or grant, excluding punitive damages. The arbitration award will be in writing and specify the factual and legal basis for the award. All fees and expenses owed to the arbitrators shall be paid equally by the Company and the Service Provider. It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Notwithstanding the foregoing, the parties may mutually agree to have the matter resolved under the then effective Expedited Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen pursuant to such Rules. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a jury trial in respect of any dispute among the parties. Furthermore, if for any reason a dispute is not arbitrated, the parties irrevocably and voluntarily agree to waive any right to a trial by jury in respect to such dispute.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereunto have executed this Transition Services Agreement as of the day and year first written above.

COMPANY:

WELLS REAL ESTATE ADVISORY SERVICES, INC.,
a Georgia corporation

By:	/s/ Leo F. Wells, III
Name:	Leo F. Wells, III
Title:	President

SERVICE PROVIDER:

WELLS REAL ESTATE FUNDS, INC.,
a Georgia corporation

By:	/s/ Leo F. Wells, III
Name:	Leo F. Wells, III
Title:	President

Exhibit A

Services[1]			Cost
A.	Investor Relations Support Services		$66,667 per month for up to 144,000 annual contacts[2]; contacts in excess of 144,000 will be billed based on a $5.56 / per contact basis

	1.	Inbound Service Calls – Handle incoming calls from financial advisors, investors, broker/dealer personnel, sales staff and other financial institutions

	2.	Outbound Service Calls – Initiate outbound calls related to research items and service issues

	3.	Inbound Service Faxes – Process incoming faxes requesting account or product information, account maintenance, redemption requests, broker/dealer changes, etc.

	4.	Inbound Service Emails – Respond to incoming emails inquiries from third parties

	5.	Resolution of NIGO Items – Initiate outbound contacts resulting from receipt of incomplete documentation

	6.	Inbound service voicemails – Process voicemails left through the Client Services inbound service call queue during non-business hours.

	7.	Written Inquiries – Respond to any written request for information, documentation, verification, etc., within 20 days as required by securities regulations.

	8.	Fulfilling subpoenas – Research and provide documentation such as account correspondence, notes, contacts, etc. for the Compliance area upon receipt of a subpoena.

B.	Transfer Agent Services		$75,000 per month

	1.	Account Redemptions – Process and pay investor share redemptions in accordance with the prospectus

	2.	Account Re-Registrations – Process investor account re-registrations in accordance with SEC time requirements including mailing confirmation statement to investor and financial advisor.

	3.	Investor Maintenance Changes – Process account maintenance changes and mail confirmations to investors for all address and distribution instruction changes.

	4.	Advisor Maintenance Changes – Process all advisor changes related to advisors changing Broker Dealers.

	5.	DST Feeds – Create all required files for transmission to DST in required format including daily investment record, quarterly distribution files, and monthly position file.

	6.	Position Files for Custodians and Broker Dealers – Create monthly investor account position files and process via FTP to selected custodians and broker dealers.

[1]

The Services listed on this Exhibit A are the Investor Relations Support Services, Transfer Agent Services and Investor Communications Support Services currently provided to REIT by the Service Provider or its affiliates.

[2]	Such limit to be pro rated to the extent that this Agreement or this Service is terminated on any day other than an anniversary of the date of this Agreement.

7.	Broker Dealer Maintenance Changes – Process address and selling agreement changes (e.g. DRP selling agreements) including broker dealer merges.

8.	Research and Resolve Service Issues – Research and resolve service issues that cannot be resolved by the service center.

9.	Dividend Check Re-Issues – Reissue dividend and redemption checks based on a “stop request” received from an investor and reissue within 10 business days.

10.	Escheatment (Bank Reconciliation, Check Reissues,etc)- Monitor outstanding dividend and redemption checks to ensure state escheatment rules are followed.

11.	Calculation and Payment of Quarterly Dividend – Calculate and pay quarterly dividends based on current account dividend instructions. Note: excludes any special dividend related to property sales of share swaps with other entities.

12.	Investor Tax Reporting – Prepare annual 1099-DIV and 1099-B for accounts maintained on transfer agent system. Administrative costs including printing and postage will be paid directly by the Company.

13.	Mail Processing – Opens, sort, determine proper routing to appropriate operational area or third party vendors for processing.

14.	Imaging and Indexing – Maintain digitized images of investor correspondence, both incoming and outgoing.

15.	Fair Market Statements – Send annual fair market statements for IRA Investor Tax Reporting (1099R & 5498) – Reliance Trust will prepare annual 1099-R and 5498 tax reporting in accordance with IRS guidelines.

16.	Broker Dealer Operations Support – Act as the primary contact for the operations area of broker dealers. Support ensures timely and efficient payment of commissions, compliance requirements are adhered to, and general questions on service related matters.

17.	Compliance Support- Serve as Operations Principals for Client Relations. Responsible for all house accounts, employee and employee-related accounts. Work with Compliance to monitor and supervise regulatory activities within Client Relations.

18.	IRA related Services – Coordinate service issues between Wells and Reliance including auditing Reliance to ensure all agreed upon services are completed.

19.	Proxy – Coordinate the annual proxy mailing with all third parties involved in the preparation and delivery.

20.	Liaison with Marketing on Communications – Coordinate all communication between Marketing and Client Relations. Create and maintain log of all investor and FA related marketing communications.

21.	Financial Advisor/ Broker Dealer Website – Coordinate all material present on website with IT, Compliance, Marketing, and Client Relations leadership. Identify and implement improvements to improve usability.

22.	Investor Website - Coordinate all material present on website with Compliance, Marketing, and BONY leadership. Identify and implement improvements to improve usability.

	23.	Quarterly Key Performance Indicators for the BOD- Collect data from Client Services, Compliance, and Marketing to formulate graphs and charts for call center performance measurement purposes.

	24.	Ad Hoc Reporting for Client Services Management

C.	Investor Communication Support		$41,667 per month

	1.	Investor Website – Assist with maintenance of BONY website.

	2.	Investor Forms – Assist with maintenance of investor forms.

	3.	SilverPop Contract – Coordinate all aspects of the SilverPop Contract.

	4.	Press Releases – Draft, circulate for internal review and coordinate the release of quarterly dividend releases and property related announcements (pricing includes four dividend releases, three acquisition releases, 8 disposition announcements, 14 leasing announcements and two property services announcements).

	5.	Quarterly Financial Advisor Call – Coordinate quarterly financial advisor call.

	6.	Financial Advisor/ Broker Dealer Website – Assist with maintenance of financial advisor/ broker dealer website consistent with current design and functionality. Modifications / redesigns and new functionalities will incur additional charges (to be agreed upon between the parties).

	7.	General media inquiries – Serve as primary contact point for general media inquiries.

	8.	Industry Research – Data support and research

	9.	Quarterly Investor Presentation – Update quarterly

	10.	Talking Points – Prepare, circulate internally and distribute talking points for financial advisors related to significant transactions and events (pricing includes draft and preparation of talking points for three acquisitions; 14 leasing transactions and 10 dispositions)

	11.	Property Prints

	12.	Quarterly Statements – Assist with design of statement stuffers and printing of quarterly investor statements

	13.	Form 10-Q and Form 10-K and Other Filings with the Securities and Exchange Commission– Proofing and posting to the Web site.

	14.	Annual Report – Design “wrap” and cover; coordinate photo shoot and board pictures (pricing includes initial draft and two revised drafts)

	15.	ERISA letters – Coordinate and produce books

	16.	Proxy Communications – Draft letters, assist with coordination of proxy statement and householding issues.

Exhibit B

Hourly Professional Service Rates

SEC Accounting and Reporting	$175.00 per hour

Financial Planning & Analysis	$150.00 per hour

Treasury	$100.00 per hour

Risk Management/Insurance	$100.00 per hour

Compliance (outside of transfer agent support)	$125.00 per hour

Accounts Payable	$75.00 per hour

Tax Services	$150.00 per hour

Credit Underwriting	$100.00 per hour

Internal Audit	$125.00 per hour

Special Transfer Agent Services[3]	$ 75.00 per hour

[3]

Any transfer agent services other than those listed in Section B of Exhibit A that the Company requests Service Provider to perform pursuant to Section 20 will be separately tracked by Service Provider and billed on a project by project basis at the hourly rate listed above.